UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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TAUBMAN CENTERS, INC.
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP L & B REAL ESTATE OPPORTUNITY FUND, LP LAND & BUILDINGS GP LP LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC CHARLES ELSON JONATHAN LITT
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Land & Buildings’ slate of highly-qualified director nominees to the Board of Directors of Taubman Centers, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

Item 1: On May 17, 2017, Land & Buildings filed a complaint (the “Complaint”) in the United States District Court for the Eastern District of Michigan against the Company and certain members of the Taubman family (the “Taubman Family”) and their affiliates. The Complaint seeks declaratory and injunctive relief from, among other things, the Defendants’ alleged violation of Section 14(a) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (the “Exchange Act”), due to false and misleading statements in the Company’s proxy materials with respect to the Taubman Family’s ownership and voting power in the Company. The Complaint also seeks a declaration that the Taubman Family’s ownership of the Company’s Series B Non-Participating Convertible Preferred Stock violates the 8.23% ownership limit set forth in the Company’s Amended and Restated Articles of Incorporation, dated March 15, 2013 (the “Charter”). Land & Buildings is seeking, among other things, an injunction (i) compelling the Company to correct its proxy materials with respect to the ownership and voting power of the Taubman Family, (ii) enjoining the Taubman Family from voting shares of the Company’s outstanding capital stock held in excess of the 8.23% ownership limit set forth in the Charter (the “Excess Shares”) at the Annual Meeting, and (iii) in the event the Taubman Family votes all of its shares of capital stock at the Annual Meeting, declaring the vote of the Excess Shares to be void and setting aside the results of the election and/or in the event that Land & Buldings’ nominees would have been elected but for the voting of the Excess Shares, seating Land & Buildings’ nominees. A copy of the Complaint is attached hereto as Exhibit 99.1. The foregoing description of the Complaint is qualified in its entirety by reference to the full text of the Complaint.

Item 2: On May 17, 2017, Land & Buildings issued the following press release:

Land and Buildings Files Complaint Against Taubman Centers, Inc.

- Believes Taubman Family’s Ownership of Series B Preferred Shares Has Violated the Company’s Charter Which Limits Ownership and Voting to 8.23% and That Company Proxy Materials Contain Materially Misleading Statements –

- The Company Disclosed in its Investor Presentation Released on May 8th That Series B Preferred Shares are “effectively stapled” to the OP Units Establishing Equivalent Value –

Stamford, CT, May 17, 2017 – Land & Buildings Investment Management, LLC (together with its affiliates, "Land and Buildings") today filed a Complaint seeking Declaratory and Injunctive Relief in the United States District Court for the Eastern District of Michigan, against Taubman Centers, Inc. (NYSE: TCO) (“Taubman,” “Taubman Centers” or the "Company”), alleging that the Taubman Family’s ownership of the Company’s Series B Preferred Shares violates the ownership limits set forth in Taubman Centers’ Charter and that the Company’s proxy materials contain materially false and misleading statements with respect to the ownership and voting power of the Taubman Family. This litigation seeks to limit the Taubman Family's domination of the Board and Company that has had a deleterious effect on Taubman Centers’ performance and to require that the Company provide shareholders with complete and accurate proxy materials.

In the Company’s recent Annual Meeting Investor Presentation (the “Investor Presentation”) released to Taubman shareholders on May 8, 2017, the Company conceded that the Taubman Family’s Series B Preferred Shares are “stapled” to valuable operating partnership units long held by the Family “and give the [Series B Preferred] holder one vote, which is identical to common shares.” Further, the Company's assertion of “one share, one unit, one vote” clearly staples together the Series B Preferred Shares and operating partnership units establishing equivalent value of the two.

In Land and Buildings’ view, Taubman Centers has finally admitted that there is no real difference between “economic ownership” and “voting interest” among the two types of stock. Therefore, Land and Buildings believes that the Taubman Family’s voting rights through the Series B Preferred Shares violates the Taubman Centers Charter and that the Company’s proxy materials contain materially false and misleading statements with respect to the ownership and voting power of the Taubman Family. In Land and Buildings’ view, the Board should enforce the Ownership Limit in the Charter and reduce the voting power of the Taubman Family to 8.23% and correct its proxy materials.

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Media Contact:

Dan Zacchei / Joe Germani
Sloane & Company
212-486-9500
Dzacchei@sloanepr.com
JGermani@sloanepr.com

Investor Contact:

Edward McCarthy
D.F. King & Co., Inc.
212-493-6952
emccarthy@dfking.com

Item 3: The following materials were posted by Land & Buildings to www.savetaubman.com:

SAVE TAUBMAN

HOME | SHAREHOLDER PRESENTATIONS | PRESS RELEASES & STATEMENTS | PROPOSED NOMINEES | CONTACT

Press Releases & Statements

MAY 17

Filed Taubman Centers Complaint

MAY 17, 2017

MAY 17

Land and Buildings Files Complaint Against Taubman Centers, Inc.

MAY 17, 2017

MAY 09

Land and Buildings Issues Presentation Refuting Taubman Centers' False and Misleading Claims

MAY 9, 2017

MAY 01

Land and Buildings Issues Detailed Presentation Outlining Need for a Refreshed Board at Taubman Centers, Inc.

MAY 1, 2017

APR 27

Land and Buildings to Host Conference Call on Taubman Centers on Monday May 1st at 10AM Eastern

APRIL 27, 2017

APR 26

TCO Proxy Supplement

APRIL 26, 2017

APR 19

Proxy Statement of Land & Buildings Capital Growth Fund, LP

APRIL 19, 2017

APR 19

Land and Buildings Issues Letter to Taubman Centers, Inc. Shareholders and Commences Solicitation of Proxies for Taubman's Upcoming Annual Meeting

APRIL 19, 2017

MAR 02

Land and Buildings Nominates Two Directors for Taubman Centers Board of Directors

MARCH 2, 2017

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